Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Cellular Dynamics International Reports First Quarter 2014 Financial Results

MADISON, WIS., May 5, 2014 - Cellular Dynamics International, Inc. (CDI; Nasdaq:ICEL), a developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications, today reported financial results for the three months ended March 31, 2014.
“We continue to be pleased with the revenue growth of the company. Total revenues for the three months ended March 31, 2014, increased 23% when compared to the same period last year. Trailing twelve month revenues as of March 31, 2014, increased 59% to $12.4 million compared to $7.8 million for the trailing twelve months ended March 31, 2013. We also are pleased that that the trailing twelve months average sales to our top 10 customers through March 31, 2014, increased by 70% to $875,000 versus $516,000 for the same period last year," said Bob Palay, Chairman and CEO of CDI.
“Our revenue from Collaborations, partnerships and other revenues was attractive this quarter, growing 132% over the corresponding quarter last year. That growth was driven principally by a large increase in the unit volume of iCell® Hepatocytes, as well as by increases in revenue on our NHLBI grant with the Medical College of Wisconsin and on our contracts with the California Institute for Regenerative Medicine (CIRM) and Coriell Institute for Medical Research (Coriell).
"In addition to $331,000 of revenue from our CIRM and Coriell contracts in the first quarter, Deferred revenue related to these two contracts increased by $937,000 to $1.9 million at March 31, 2014. While growth in Product sales did not match prior periods, we believe this reflects the natural volatility of order placement for cryopreserved products that our customers can inventory. We remain encouraged about future growth in Product sales. We believe this quarter's results reinforce the value of our strategy of developing a broad portfolio of differentiated cell types to meet the research and therapeutic goals of our life science customers," concluded Palay.
First Quarter 2014 Selected Financial Results
Revenue. Total revenues for the three months ended March 31, 2014, were $2.9 million compared to $2.4 million for the three months ended March 31, 2013, an increase of 23%. Growth in Total revenues was driven by strong performance from Collaborations, partnerships and other revenues.
Costs and expenses. Gross margin from product sales was 69% for the three months ended March 31, 2014, up from 67% in the same period last year. Our period over period margins benefited from reductions in royalty expense offset somewhat by lower margins on MyCell® and new products.
Total costs and expenses (excluding Cost of product sales) were $10.3 million for the three months ended March 31, 2014, compared to $7.5 million for the three months ended March 31, 2013, an increase of 38%. This growth is largely attributable to increases in Research and development expenses related to our contract with CIRM and to the delivery of additional Collaborations, partnerships and other revenues, principally arising from increased iCell Hepatocytes unit volume. General and administrative expenses also grew during the three months ended March 31, 2014, due to expenses related to our status as a public company and to compensation and benefit increases initiated since the IPO.
Net loss. For the first quarter of 2014, Net loss was $8.1 million, or $0.52 per share, compared with a Net loss of $5.7 million, or $3.28 per share, for the first quarter of 2013. Weighted average shares outstanding for the first quarter of 2014 were 15,760,125 versus 1,733,654 for the first quarter of 2013. The difference in weighted average shares outstanding is principally attributable to both the common shares issued in our IPO and the conversion of our Series A and Series B preferred stock to common shares immediately prior to the consummation of our IPO.
Cash and cash equivalents. At March 31, 2014, Cash and cash equivalents totaled $53.7 million.

Conference Call and Webcast
CDI will host a conference call and webcast at 8:00 a.m. ET, May 6, 2014.  The conference call may be accessed by dialing (877) 312-5886 for domestic callers and (206) 453-2872 for international callers. Please specify to the operator that you would like to join the Cellular Dynamics First Quarter 2014 Financial Results Call, or reference conference ID# 35432190. The conference call also will be webcast live under the investor relations section of CDI's website at www.cellulardynamics.com, and will be archived there for approximately one year.
About Cellular Dynamics International, Inc.
Cellular Dynamics International, Inc. (CDI) is a leading developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications. CDI’s proprietary iCell Operating System (iCell O/S) includes true human cells in multiple cell types (iCell products), human induced pluripotent stem cells (iPSCs) and custom iPSCs and iCell products (MyCell Products). CDI’s iCell O/S products provide standardized, easy-to-use, cost-effective access to the human cell, the smallest fully functioning operating unit of human biology. Customers use our iCell O/S products, among other purposes, for drug discovery and screening; to test the safety and efficacy of their small molecule and biologic drug candidates; for stem cell banking; and in the research and development of cellular therapeutics. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI’s facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.
Forward-looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Cellular Dynamics International, Inc., including statements regarding our revenue growth and market acceptance of our products, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," ”believe,” "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our product development efforts, actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Cellular Dynamics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Cellular Dynamics' Annual report on Form 10-K/A filed with the Securities and Exchange Commission on March 11, 2014, which risks are incorporated herein by reference, and as may be described from time to time in Cellular Dynamics' subsequent SEC filings.

Cellular Dynamics International, Inc.
Balance sheets (Unaudited)
(Dollars in thousands, except per share amounts)	December 31, 2013	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$62,029	$53,700
Accounts receivable, net	3,318	2,627
Inventories	3,884	4,353
Prepaid expenses and other assets	964	857
Total current assets	70,195	61,537
Property and equipment, net	2,052	2,616
Goodwill	6,817	6,817
Intangible assets, net	4,122	4,120
Debt issuance costs, net	199	187
Other assets	10	10
Total	$83,395	$75,287

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,811	$1,593
Accrued liabilities	3,361	1,898
Deferred revenue	1,439	2,286
Current maturities of long-term debt	18	1,016
Total current liabilities	6,629	6,793
Long-term debt, less current portion	11,879	10,898
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value — authorized, 10,000,000 shares at December 31, 2013 and March 31, 2014; no shares issued and outstanding, at December 31, 2013 and March 31, 2014	—	—
Common stock, $0.0001 par value — authorized, 100,000,000 shares at December 31, 2013 and March 31, 2014; issued and outstanding, 15,757,725 shares at December 31, 2013 and 15,761,725 at March 31, 2014	2	2
Additional paid-in-capital	171,907	172,733
Accumulated deficit	(107,022)	(115,139)
Total shareholders’ equity	64,887	57,596
TOTAL	$83,395	$75,287

Cellular Dynamics International, Inc.
Statements of operations (Unaudited)

	Three months ended
	March 31,
(Dollars in thousands, except per share data)	2013	2014
Revenues:
Product sales	$1,754	$1,462
Collaborations, partnerships and other revenues	636	1,477
Total revenues	2,390	2,939

Costs and expenses:
Cost of product sales	577	446
Research and development	3,856	4,916
Sales and marketing	1,527	1,934
General and administrative	2,109	3,456
Total costs and expenses	8,069	10,752

Loss from operations	(5,679)	(7,813)

Other (expense) income:
Interest expense	(7)	(304)
Other income	—	—
Total other expense	(7)	(304)

Net loss	$(5,686)	$(8,117)

Net loss per share of common stock, basic and diluted	$(3.28)	$(0.52)
Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	1,733,654	15,760,125

MEDIA CONTACTS:
Joleen Rau
Senior Director, Marketing & Communications
Cellular Dynamics International, Inc.
(608) 310-5142
jrau@cellulardynamics.com

Investor Relations
Gitanjali Jain Ogawa
The Trout Group, LLC
(646) 378-2949
gogawa@troutgroup.com
Source: Cellular Dynamics International, Inc.